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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 27, 1999




                      INTERNATIONAL CAPITAL FUNDING, INC.
                     -------------------------------------
            (Exact name of registrant as specified in its charter)



     Colorado                      0-23391             84-1434313
------------------------           -------        -------------------
(State or other jurisdiction of    (Commission    (IRS Employer
incorporation or organization)     File No.)      Identification No.)




      1038 Homer Street, Vancouver, British Columbia, Canada     V6B 2W9
      -------------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)




      Registrant's telephone number, including area code:  (800) 201-1848



                 7345 East Peak View, Englewood, Colorado 80111
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 1.   CHANGE IN CONTROL
------    -----------------
ITEM 2.   ACQUISITION OF ASSETS
------    ---------------------

  On August 27, 1999, International Capital Funding, Inc., a Colorado corporation (the "Company"), closed upon and consummated a definitive Agreement and Plan of Reorganization dated as of August 27, 1999, (the "Agreement") between the Company and XML - Technologies, Inc., a Nevada corporation ("XML"), and the Shareholders of XML (the "Shareholders").

  Under the terms of the Agreement, the Company acquired all of the issued and outstanding shares of common stock of XML in exchange for an aggregate of 12,500,000 shares of the Company's $0.0001 par value common stock, which were issued to the Shareholder of XML, pro rata.

  Prior to the Company's acquisition of XML, effective August 3, 1999, the Company effected a 10-for-1 forward split of its outstanding shares of common stock. As a result of the forward split, the Company had a total of 5,000,000 shares of common stock issued and outstanding prior to the acquisition.

  Concurrently with the closing of the Agreement and acquisition of XML, the Company closed upon and consummated a private offering of its securities (the "Private Offering"). In connection with the offering, the Company sold an aggregate of 2,330,000 Units at a price of $1.00 per unit, for aggregate gross proceeds of $2,330,000. Each Unit sold in the Private Offering consisted of one share of common stock and one warrant. Each warrant is exercisable to purchase one additional share of common stock at an exercise price of $4.00 per share for a period of six months and at an exercise price of $6.00 per share if exercised after six months and before 12 months from the date of issue.

  Giving effect to the 10-for-1 forward split and the completion of the Private Offering, the Company had a total of 7,330,000 shares of common stock issued and outstanding immediately prior to the acquisition of XML, resulting in the 12,500,000 shares of common stock issued by the Company to the shareholders of XML, pro rata, representing immediately following the acquisition 63% of the total 19,830,000 shares of common stock issued and outstanding immediately after the acquisition.

       Giving effect to the foregoing, the following table lists, as of the date of this Report, the number of shares of common stock owned by (i) each person who owns of record or is known to beneficially own more than 5% of the Company's outstanding shares of common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's directors and executive officers as a group:

                                      Shares Beneficially Owned
                                      -------------------------
Name of Beneficial Owner(1)             Number         Percent
---------------------------             ------         -------

Duane Nickull                           2,000,000      10.1%
Peter Shandro (2)                         735,000       3.7%
Simon Anderson                            200,000       1.0%
Matt MacKenzie                          1,500,000       7.6%
Jamie Hoglund                           1,500,000       7.6%
Matthew J. Kavanaugh                    1,950,000       9.8%
Michael Palethorpe                        800,000       4.0%

All Officers and Directors
as a Group (6 persons)                  6,735,000      34.0%

------------------

(1) The address of all persons listed is 1038 Homer Street, Vancouver, British Columbia, Canada V6B 2W9.

(2) Includes 350,000 shares of common stock owned of record by Judith Shandro, Mr. Shandro's wife. Also includes 285,000 shares of common stock owned of record by Wes-Sport Holdings, Ltd., of which Mr. Shandro is the controlling person.

  Giving effect to the foregoing transactions, the following persons serve as directors and officers of the Company or XML, its wholly owned subsidiary, as noted:


       Name                             Title
       ----                             -----

       Peter Shandro                    Director and Chief Executive Officer
       Duane Nickull                    President and Director (both the
                                          Company and XML)
       Simon Anderson                   Chief Financial Officer, Secretary
                                          and Director
       Matthew MacKenzie                Director (XML)
       Michael Palethorpe               Director and Treasurer (XML)
       Jaime Hoglund                    Secretary (XML)


       XML maintains its principal executive offices at 1038 Homer Street, Vancouver, British Columbia, Canada V6B 2W9. With its wholly owned subsidiaries, XML Global Research, Inc. and Walkabout Web Design, Ltd., XML has developed an internet search engine using XML technology and develops search engine protocols both for the internet and under contract with third parties using XML technologies.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS
------    ---------------------------------

  (a)  Financial Statements
       --------------------

       Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

  (b)  Pro Forma Financial Information
       -------------------------------

       Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

  (c)  Exhibits
       --------

  Item    Title
  ----    -----

  1.1 Agreement and Plan of Reorganization by and between the Shareholders of XML - Technologies, Inc., XML - Technologies, Inc. and International Capital Funding, Inc. dated August 27, 1999.

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                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTERNATIONAL CAPITAL FUNDING, INC.



Date: September 8, 1999       By:  /s/ Peter Shandro
                                   ---------------------------------
                                   Peter Shandro, Chief Executive Officer